EXHIBIT 23.2

POWER OF ATTORNEY
(2001 Stock Incentive Plan)

	Know all men by these presents, that the undersigned, an officer and/or director of Hollywood Entertainment Corporation, does hereby constitute and appoint Mark J. Wattles and Donald J. Ekman and either of them, his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of Hollywood Entertainment Corporation or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Hollywood Entertainment Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 9,000,000 shares of Common Stock of Hollywood Entertainment Corporation issuable pursuant to the 2001 Stock Incentive Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Hollywood Entertainment Corporation or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED: August 14, 2001


MARK J. WATTLES		 		DONALD J. EKMAN
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Mark J. Wattles				Donald J. Ekman



JAMES MARCUM		 	 	WILLIAM P. ZEBE
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James Marcum				William P. Zebe



JAMES N. CUTLER, JR.	 	 	DOUGLAS GLENDENNING
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James N. Cutler, Jr.			Douglas Glendenning